Exhibit 10.30

SEPARATION OF EMPLOYMENT AGREEMENT AND GENERAL RELEASE

This Separation Agreement (the “Agreement”) and General Release is entered into as of April 13, 2005, by and between Auxilium Pharmaceuticals, Inc. (“Auxilium”) and Terri B. Sebree (“Executive”).

WHEREAS Terri B. Sebree has been employed by Auxilium Pharmaceuticals, Inc. (hereinafter “Auxilium”) in the position of Senior Vice President, Research and Development; and

WHEREAS Executive and Auxilium previously terminated the Employee Non-Disclosure, Assignment of Developments, Non-Solicitation and Non-Competition Agreement entered into by Executive and Auxilium in July 2000 and entered into an employment agreement dated April 21, 2004 (the “Employment Agreement”); and

WHEREAS Executive and Auxilium mutually desire to terminate amicably Executive’s employment with Auxilium and the Employment Agreement effective April 13, 2005 except as set forth herein.

IT IS HEREBY AGREED by and between Executive and Auxilium as follows:

1. Executive, for and in consideration of the undertakings of Auxilium set forth herein, and intending to be legally bound, does hereby permanently and irrevocably sever her employment relationship with Auxilium as of April 13, 2005 (the “Separation Date”), and also does hereby REMISE, RELEASE AND FOREVER DISCHARGE Auxilium and its parent, subsidiary, and affiliated entities, and its and their officers, directors, stockholders, employees and agents, its and their respective successors and assigns, heirs, executors, and administrators (hereinafter referred to collectively as

“RELEASEES”) of and from any and all actions and causes of actions, suits, debts, claims and demands whatsoever in law or in equity, which she ever had, now has, or which her heirs, executors or administrators may have, by reason of any matter, cause or thing whatsoever, from the beginning of her employment with Auxilium up to and including the Separation Date, and particularly, but without limitation, any claims arising from or relating in any way to her employment relationship or the termination of her employment relationship with Auxilium, including, but not limited to, any claims which have been asserted, could have been asserted or could be asserted now or in the future, including any claims under any federal, state or local laws, including but not limited to the Pennsylvania Human Relations Act, 43 P.S. §951 et seq; Title VII of the Civil Rights Act of 1964, as amended, 42 U.S. C. §2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. §621 et seq., the Americans with Disabilities Act, 42 U.S.C. §12101 et seq.; any claims relating to or arising under the Employment Agreement, any common law contract or tort claims now or hereafter recognized, and all claims for counsel fees and costs.

2. In full consideration of Executive’s execution of this Agreement and General Release, provided that it is not revoked pursuant to paragraph 14 herein, and her agreement to be legally bound by its terms, Auxilium agrees to, beginning on April 14, 2005:

        (a) provide Executive with six (6) months of severance benefits, as set forth in Section 2.1 (b)(i) of the Employment Agreement, with such severance benefits to be provided in accordance with the terms of that provision and based upon Executive’s current annual Base Salary of $249,600; and

        (b) provide Executive with the medical, dental and prescription drug coverage in effect as of April 13, 2005 in accordance with the terms of Section 2.1 (b) (ii) of the Employment Agreement through April 12, 2006.

3. All payments to be made pursuant to paragraphs 2(a) and 2(c) hereunder shall be subject to payroll deductions required by law or authorized by Executive.

4. Except as set forth herein, it is expressly agreed and understood that, after the Separation Date, Auxilium will not have any obligation to provide Executive at any time in the future with any payments, benefits or considerations other than those recited in paragraphs 2(a) and 2(b) above other than any vested benefits to which Executive may be entitled under the terms of Auxilium’s benefit plans.

5. Executive expressly acknowledges:

        (a) her ongoing obligations to Auxilium under Sections 4, 5, 6 and 7 of the Employment Agreement, which shall remain in full force and effect;

        (b) the provisions of Section 8 of the Employment Agreement, which shall remain in full force and effect; and

        (c) that, pursuant to Section 2.1 (c) of the Employment Agreement, Auxilium’s obligation to provide her with the benefits set forth in paragraphs 2(a) and 2(b) of this Agreement are expressly contingent upon her ongoing compliance with Sections 4, 5, 6 and 7 of the Employment Agreement.

6. The parties hereto acknowledge that the undertakings of each of the parties herein are expressly contingent upon the fulfillment and satisfaction of the obligations of the other party as set forth herein.

7. Executive hereby agrees and recognizes that her employment relationship with Auxilium has been permanently and irrevocably severed and that Auxilium has no obligation, contractual or otherwise, to hire, rehire or re-employ her in the future, and she agrees not to seek re-employment with Auxilium.

8. Executive agrees to cooperate with Auxilium in connection with the transition of his duties, with any pending or future claims against Auxilium as to which Executive has knowledge, and with any matters with which Executive was involved during her employment with Auxilium. Auxilium agrees to reimburse Executive for any reasonable expenses incurred in connection with this provision, upon the submission of appropriate documentation of said expenses.

9. Executive agrees and acknowledges that the agreement by Auxilium, described herein, is not and shall not be construed to be an admission of any violation of any federal, state or local statute or regulation, or of any duty owed by Auxilium and that this agreement is made voluntarily to provide an amicable conclusion of her employment relationship with Auxilium.

10. Executive agrees, covenants and promises that she has not communicated or disclosed, and will not hereafter communicate or disclose, the terms of this Separation of Employment Agreement and General Release to any persons with the exception of members of her immediate family, her attorney, and her accountant or tax advisor, each of whom shall be informed of this confidentiality obligation and shall be bound by its terms.

11. Executive agrees that she will not disparage the personal or professional reputation of Auxilium, its directors, officers, or employees, and Auxilium agrees that it will not disparage the personal or professional reputation of Executive.

12. Executive hereby certifies that:

        (a) she has read the terms of this Separation of Employment Agreement and General Release;

        (b) she has been informed by Auxilium, through this document, that she should discuss this Agreement with an attorney of her own choice and has had the opportunity to do so;

        (c) she understands the terms and effects of this Agreement;

        (d) she has the intention of releasing all claims recited herein in exchange for the consideration described herein, which she acknowledges as adequate and satisfactory to her; and

        (e) neither Auxilium nor any of its agents, representatives or attorneys has made any representations to Executive concerning the terms or effects of this Separation of Employment Agreement and General Release other than those contained herein.

13. This Agreement shall be governed by and interpreted under the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws provisions or canons of construction that construe agreements against the draftsperson.

14. Executive acknowledges that she has been informed that she has the right to consider this Agreement for a period of at least twenty-one (21) days prior to entering into this Agreement. She further acknowledges that she has the right to revoke this Agreement within seven (7) days of its execution by giving written notice of such revocation by hand delivery or fax within said seven (7) day period to Auxilium, Attention: Gerri Henwood, and that if she does exercise this right, this Agreement shall be null and void.

[signature page follows]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed the foregoing Separation of Employment Agreement and General Release this 13th day of April, 2005.

WITNESS:	/s/ [illegible]	/s/ Terri B. Sebree
TERRI B. SEBREE

AUXILIUM PHARMACEUTICALS, INC.

WITNESS:	/s/ Cornelius H. Lansing II	BY:	/s/ Gerri A. Henwood

		TITLE:	Chief Executive Officer and Interim President